Exhibit 10.2

Howard Amster

23811 Chagrin Blvd, Suite 200

Beachwood, Ohio 44122

August 13, 2018

RAIT Financial Trust

Two Logan Square

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

Ledgewood, P.C.

Two Commerce Square

2001 Market Street, Suite 3400

Philadelphia, PA 19103

Dear Sirs:

Howard Amster, for himself and on behalf of Pleasant Lake Apartments Limited Partnership, Laughlin Holdings LLC and Ramat Securities Ltd (collectively, the “Investor”), have expressed an interest in purchasing shares of RAIT Financial Trust’s (the “Company”) 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred”), 8.375% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred”) and 8.875% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred” and together with the Series A Preferred and the Series B Preferred, the “Preferred Shares”).

The number of Preferred Shares that Investor intends to purchase on or after the date hereof (collectively the “To Be Acquired Shares”), together with the Preferred Shares owned by Investor prior to the acquisition of the To Be Acquired Shares, and Preferred Shares held at the time of any such acquisition individually by Howard Amster or by any other entity in which he has an ownership interest (other than a public entity in which his beneficial ownership is less than 1%) (collectively the “Previously Owned Shares” and together with the To Be Acquired Shares, the “Investor Shares”), is an amount equal to up to 14.9% of the outstanding number of each series of Preferred Shares, which amount would exceed the Ownership Limit (as defined in the Amended and Restated Declaration of Trust of the Company, as the same has been amended and supplemented from time to time (the “Declaration of Trust”)) currently applicable to each series of Preferred Shares.

The Company and Ledgewood, P.C., tax counsel to the Company, have asked Investor to make certain representations, covenants and undertakings so that (A) Ledgewood may deliver its opinion to the Company to the effect that the restrictions contained in the Declaration of Trust will not be violated and that the Company’s status as a real estate investment trust will not be lost if the Company grants to Investor an exemption from the Ownership Limit for the holding of the To Be Acquired Shares in an amount which, when added to the Previously Owned Shares, does not exceed an amount equal to 14.9% of the outstanding number of each series of Preferred Shares at any time and from time to time, and (B) the Board of Trustees of the Company (the “Board”) may consider exempting Investor from the Ownership Limit in such amount with respect to the applicable Investor Shares.

Investor hereby represents, covenants and undertakes as to the following:

(a) None of the Investors is an entity formed for the purposes of this transaction.

(b) Investor acknowledges that, notwithstanding the exemption of the Ownership Limit that may be granted to Investor by the Board in accordance herewith, the Board is not granting Investor an exemption from any other ownership restrictions set forth in Article VII of the Declaration of Trust or with respect to any securities other than the Preferred Shares.

(c) Investor agrees to take such further reasonable steps to cooperate with the Company by way of providing additional factual information relevant to Investor’s investment in the Company, as may be reasonably requested by the Company, such that the Company satisfies the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

In consideration of the foregoing, Investor requests that the Board exempt Investor from the Ownership Limit for the holding of the To Be Acquired Shares in an amount which, when added to the Previously Owned Shares, does not exceed an amount equal to 14.9% of the outstanding number of each series of Preferred Shares at any time and from time to time. If the Company agrees to the foregoing, please evidence such agreement by signing and returning a copy of this letter to Investor.

{signatures appear on following page}

PLEASANT LAKE APARTMENTS L.P.
By:	Pleasant Lake Apts. Corp., general partner

By:	/s/ Howard Amster
Name:	Howard Amster
Title: President

LAUGHLIN HOLDINGS, LLC
By:	Pleasant Lake Apts. Corp., Managing Member

By:	/s/ Howard Amster
Name:	Howard Amster
Title: President

RAMAT SECURITIES, LTD.

By:	/s/ Howard Amster
Name:	Howard Amster
Title: Managing Member

HOWARD AMSTER

/s/ Howard Amster

Agreed and Accepted as of the date set forth above:

RAIT FINANCIAL TRUST

By:	/s/ John J. Reyle

Name: John J. Reyle

Title: Chief Executive Officer, President and General Counsel